Exhibit 99.1

United Security Bancshares, Inc. Reports First Quarter Results

THOMASVILLE, Ala.--(BUSINESS WIRE)--May 1, 2014--United Security Bancshares, Inc. (NASDAQ: USBI) today reported net income of $774,000, or $0.13 per diluted share, for the first quarter ended March 31, 2014, compared with net income of $886,000, or $0.15 per diluted share, for the first quarter of 2013.

“We are pleased to report solid progress in reducing problem loans and associated costs since last year,” stated James F. House, President and CEO of United Security Bancshares, Inc. “This quarter marked our sixth consecutive quarter of reducing non-performing assets, which were down 45% from the first quarter of last year. We believe that our continued progress in reducing non-performing assets will be an important driver in building future earnings.

“We continue to attract deposits, and we are pleased with new loans generated from consumer, commercial and industrial customers, and a new first mortgage home loan product; however, total loan volume remained below the level of payoffs in the first quarter due to weak demand for commercial and real estate loans. Our team remains focused on generating quality loans in an environment that is becoming increasingly competitive for the best credits. Our capital position remains strong, and we have excellent liquidity to fund loan growth as our markets improve,” continued Mr. House.

First Quarter Results

Interest income totaled $7.8 million in the first quarter of 2014, compared with $8.6 million in the first quarter of 2013. The decline in interest income was due primarily to lower earning assets, primarily loans, as well as reduction in yield, compared with the first quarter of 2013.

Net loans totaled $276.7 million in the first quarter of 2014, compared with $321.0 million in the first quarter of 2013. The decrease in net loans was due to loan payoffs and write-downs outpacing new loan demand. An overall weak economy in our footprint, primarily centered in the real estate sector, has been a significant factor in lower loan demand over the past year.

Interest expense declined 18.3% to $645,000 in the first quarter of 2014, compared with $789,000 in the first quarter of 2013. The decrease resulted primarily from lower interest rates paid on deposits compared with the first quarter of 2013.

Net interest income was $7.2 million in the first quarter of 2014, compared with $7.8 million in the first quarter of 2013. The decline in net interest income was due to lower earning assets, primarily loans, combined with a 0.5% decline in net interest margin, compared with the first quarter of 2013. Net interest margin was 5.6% in the first quarter of 2014, compared with 6.1% in the first quarter of 2013. The decline in net interest margin was due primarily to the overall decline in interest earned on loans and investments. In addition, the yield on the investment portfolio has declined due to the early payoff of certain higher yielding bonds.

Provision for loan losses declined to $414,000 in the first quarter of 2014, or 0.56% of annualized average loans, compared with $506,000, or 0.60% of annualized average loans, in the first quarter of 2013. Net charge-offs were $1.2 million in the first quarter of 2014, compared with $3.0 million in the first quarter of 2013. The decrease in net charge-offs reflected the overall improvement in the loan portfolio, including a lower level of write-downs compared with the first quarter of last year.

Total non-interest income was $1.1 million in the first quarter of 2014, compared with $1.6 million in the first quarter of 2013. The decrease in non-interest income was due to lower service charges and other income compared with the first quarter of 2013. Other income for the first quarter of 2013 included a $484,000 nonrecurring fee received from the early payoff of a mortgage-backed pool that was not repeated in the first quarter of 2014.

Total non-interest expense declined 10.5% to $6.9 million in the first quarter of 2014, compared with $7.7 million in the first quarter of 2013. The decline in non-interest expense was due primarily to lower OREO-related costs, which declined $807,000 compared with the first quarter of 2013. The decrease in OREO-related expenses resulted in part from an $88,000 gain on sale of OREO in the first quarter of 2014, compared with a $445,000 loss on sale of OREO in the first quarter of 2013. Other real estate / foreclosure expense was $100,000 in the first quarter of 2014, compared with $907,000 in the first quarter of 2013. OREO totaled $10.4 million at March 31, 2014, a 16.1% decline from $12.4 million at March 31, 2013.

United Security Bancshares, Inc. and First United Security Bank continued to be rated as “well-capitalized,” the highest regulatory rating, as of March 31, 2014. Total risk-based capital was 20.66% for the Company and 20.82% for the Bank, compared with a regulatory requirement of 10.0% for a well-capitalized institution and a minimum regulatory requirement of 8.0%. The Tier 1 leverage ratio was 10.90% for the Company and 10.99% for the Bank, both measures significantly above the requirement of 5.0% for a well-capitalized institution and minimum regulatory requirement of 3.0%.

About United Security Bancshares, Inc.

United Security Bancshares, Inc. is a bank holding company that operates nineteen banking offices in Alabama through First United Security Bank. In addition, the Company’s operations include Acceptance Loan Company, Inc., a consumer loan company, and FUSB Reinsurance, Inc., an underwriter of credit life and credit accident and health insurance policies sold to the Bank’s and ALC’s consumer loan customers. The Company’s stock is traded on the Nasdaq Capital Market under the symbol “USBI.”

Forward-Looking Statements

This press release contains forward-looking statements, as defined by federal securities laws. Statements contained in this press release that are not historical facts are forward-looking statements. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. USBI undertakes no obligation to update these statements following the date of this press release, except as required by law. In addition, USBI, through its senior management, may make from time to time forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of USBI’s senior management based upon current information and involve a number of risks and uncertainties. Certain factors that could affect the accuracy of such forward-looking statements are identified in the public filings made by USBI with the Securities and Exchange Commission, and forward-looking statements contained in this press release or in other public statements of USBI or its senior management should be considered in light of those factors. Specifically, with respect to statements relating to loan demand, growth and earnings potential and the adequacy of the allowance for loan losses for USBI, these factors include, but are not limited to, the rate of growth (or lack thereof) in the economy, the relative strength and weakness in the consumer and commercial credit sectors and in the real estate markets and collateral values. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

UNITED SECURITY BANCSHARES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Dollars in Thousands, Except Share Data)

	March 31,	December 31,
	2014	2013
	(Unaudited)
ASSETS

Cash and Due from Banks	$11,273	$10,276
Interest-Bearing Deposits in Other Banks	48,747	37,444
Total Cash and Cash Equivalents	60,020	47,720
Investment Securities Available-for-Sale, at fair value	150,840	135,754
Investment Securities Held-to-Maturity, at amortized cost	39,066	35,050
Federal Home Loan Bank Stock, at cost	738	906
Loans, net of allowance for loan losses of $8,567 and $9,396, respectively	276,717	300,927
Premises and Equipment, net	9,447	8,928
Cash Surrender Value of Bank-Owned Life Insurance	13,730	13,650
Accrued Interest Receivable	2,206	2,702
Other Real Estate Owned	10,384	9,310
Other Assets	12,568	14,854
Total Assets	$575,716	$569,801

LIABILITIES AND SHAREHOLDERS’ EQUITY

Deposits	$490,191	$484,279
Accrued Interest Expense	238	266
Other Liabilities	8,134	8,930
Short-Term Borrowings	803	1,231
Long-Term Debt	5,000	5,000
Total Liabilities	504,366	499,706

Common Stock, par value $0.01 per share, 10,000,000 shares authorized; 7,327,560 shares issued; 6,023,622 shares outstanding	73	73
Surplus	9,299	9,284
Accumulated Other Comprehensive Income, net of tax	995	529
Retained Earnings	81,988	81,214
Less Treasury Stock: 1,303,938 shares at cost	(20,992)	(20,992)
Noncontrolling Interest	(13)	(13)

Total Shareholders’ Equity	71,350	70,095

Total Liabilities and Shareholders’ Equity	$575,716	$569,801

UNITED SECURITY BANCSHARES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended March 31,

	2014	2013
	(Unaudited)

INTEREST INCOME:
Interest and Fees on Loans	$6,797	$7,910
Interest on Investment Securities	1,049	684
Total Interest Income	7,846	8,594

INTEREST EXPENSE:
Interest on Deposits	637	787
Interest on Borrowings	8	2
Total Interest Expense	645	789

NET INTEREST INCOME	7,201	7,805

PROVISION FOR LOAN LOSSES	414	506

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	6,787	7,299

NON-INTEREST INCOME:
Service and Other Charges on Deposit Accounts	500	590
Credit Life Insurance Income	140	110
Other Income	507	923
Total Non-Interest Income	1,147	1,623

NON-INTEREST EXPENSE:
Salaries and Employee Benefits	4,082	4,012
Occupancy Expense	500	461
Furniture and Equipment Expense	315	283
Other Real Estate / Foreclosure Expense	100	907
Other Expense	1,887	2,029
Total Non-Interest Expense	6,884	7,692

INCOME BEFORE INCOME TAXES	1,050	1,230

PROVISION FOR INCOME TAXES	276	344

NET INCOME	$774	$886

BASIC AND DILUTED NET INCOME PER SHARE	$0.13	$0.15

DIVIDENDS PER SHARE	$-	$-

CONTACT:
United Security Bancshares, Inc.
Thomas S. Elley, 334-636-5424